As filed with the Securities and Exchange Commission on February 19, 1999
                                                       Registration No. 33-77306
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         BERKSHIRE REALTY COMPANY, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                          04-3086485
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
Incorporation or Organization)                                  No.)

                         One Beacon Street, Suite 1550
                          Boston, Massachusetts 02108
                                 (888) 867-0100
    (Address, Including Zip Code, and Telephone Number Including Area Code,
                  of Registrant's Principal Executive Offices)

                            Scott D. Spelfogel, Esq.
                         Berkshire Realty Company, Inc.
                         One Beacon Street, Suite 1500
                          Boston, Massachusetts 02108
                                 (617) 646-2300
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies to:
                             David E. Redlick, Esq.
                            Kenneth A. Hoxsie, Esq.
                               Hale and Dorr LLP
                                60 State Street
                          Boston, Massachusetts 02109
                                 (617) 526-6000

     Approximate date of commencement of proposed sale to the public: Not Applicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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Explanatory Note:

     Pursuant to a Registration Statement on Form S-3 (File No. 33-77306) filed with the Securities and Exchange Commission (the "Commission") on April 4, 1994 and amended by Pre-Effective Amendment No. 1 to Registration Statement filed with the Commission on September 2, 1994 (the "Registration Statement"), Berkshire Realty Company, Inc., a Delaware corporation (the "Company") registered under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 3,000,000 shares (the "Shares") of the Company's common stock, $.01 par value per share, issuable upon exercise of certain warrants issued by the Company on September 7, 1994 (the "Warrants").

     The Warrants expired on September 8, 1998. Consequently, the offering of the Shares terminated on September 8, 1998. As of September 8, 1998, 12,034 of the Shares had been issued pursuant to the exercise of Warrants and, as a result, an aggregate of 12,034 Shares were sold in the offering. Accordingly, this Post-Effective Amendment No. 1 to Registration Statement is being filed for the purpose of deregistering the remaining 2,987,966 Shares which were not sold in the offering.


                                   SIGNATURE

     Pursuant to Rule 478 promulgated under the Securities Act, the Registrant duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on the 18th day of February, 1999.

                                       BERKSHIRE REALTY COMPANY, INC.


                                       By: /s/ David F. Marshall
                                           -------------------------------------
                                           David F. Marshall
                                           President and Chief Executive Officer

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